Exhibit 10.7

Irrevocable Powers of Attorney

Our Company, hereby irrevocably authorizes Mr. Shi Yuzhu (ID Card No. 340103196209153519) to be the authorized representative of our company to exercise the rights set forth below during the effective term of this Power of Attorney:

We authorize Mr. Shi Yuzhu as the representative of our company to exercise all the shareholders’ voting rights enjoyed by our company in the shareholders meeting of Shanghai Zhengtu Network Technology Co., Ltd. (“Zhengtu Network”) according to the laws and the Articles of Association of Zhengtu Network. All the shareholders’ voting rights enjoyed by our company, including, but not limited to, the right to sell or transfer the whole or any part of the shares held by our company in Zhengtu Network, and the right to appoint and elect the director, general manager and other senior management personnel of Zhengtu Network in the shareholder meeting as the authorized representative of our company.

The premise of the aforesaid authorization and delegation is that the representative shall be a PRC citizen and Shanghai Zhengtu Network Technology Co., Ltd. consents with the relevant authorization and delegation. In the case that there is requirement by Shanghai Zhengtu Network Technology Co., Ltd. to change the representative by written notice, our company will promptly withdraw the authorization and delegation to the representative and will make the same authorization and delegation to the other PRC citizen designated by Shanghai Zhengtu Network Technology Co., Ltd.

This Power of Attorney lasts for ten (10) years and shall be effective on the date of execution.

Shanghai Lanlin Bio-technology Co.,Ltd
Signature:

Date: September 7, 2006

Goliath - POA